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                                                               EXHIBIT 10.14

                 REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November 7,1996, is made and entered into by and between MAPLE LEAF AEROSPACE, INC., a Delaware corporation ("MLA"), ODYSSEY PARTNERS, L.P., a Delaware limited partnership ("OP"), and any Affiliate of OP which is or becomes a stockholder of MLA and executes a counterpart hereof (collectively with OP, "Odyssey").

                     W I T N E S S E T H :

     WHEREAS, MLA and Odyssey have entered into that certain Management Stockholders' and Optionholders' Agreement, dated as of September 19, 1996 (the "Stockholders' Agreement"), pursuant to which MLA has agreed to grant to Odyssey registration rights with respect to the shares of common stock, $.01 par value per share, of MLA held by Odyssey (such shares, and any securities issued or issuable in respect thereof upon any merger or other reorganization of MLA or upon or pursuant to any subdivision, combination or reclassification of the common stock of MLA being herein referred to as the "Shares").

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

                           ARTICLE I
                          DEFINITIONS

     SECTION 1.1. DEFINITIONS. Capitalized terms defined in the Stockholders Agreement and not otherwise defined herein shall have the same meanings herein as are ascribed to them therein. In addition, the following terms shall have the meanings ascribed to them below:

     "Commission" means the U.S. Securities and Exchange Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Registrable Securities" means all of the Shares held by Odyssey from time to time, PROVIDED, HOWEVER, that a Share shall cease being a Registrable Security at such time, if any, as (i) a registration statement under the Securities Act covering the offering of such Share has been declared effective by the Commission and such Share has been disposed of pursuant to such effective registration statement, or (ii) such Share is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act are met.

     "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

                           ARTICLE II
                      REGISTRATION RIGHTS

     SECTION 2.1.  DEMAND REGISTRATION.

     (a) REQUEST FOR REGISTRATION. At any time and from time to time, Odyssey may make a written request to MLA to file with the Commission a registration statement and such other documents, including a prospectus, as may be necessary in order to comply with the provisions of the Securities Act so as to permit a public offering and sale of up to all of the Registrable Securities. The request described in this paragraph (a) is hereinafter referred to as a "Demand Registration." Odyssey shall have the right to withdraw its request for a Demand Registration by giving written notice to MLA of its request to withdraw at any time prior to effectiveness of the registration statement therefor. Any request to effect a Demand Registration shall specify the amount of Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof.

     (b) LIMITATION ON DEMAND REGISTRATION RIGHTS. Odyssey may make, in the aggregate, not more than four (4) requests for a Demand Registration hereunder (including requests withdrawn prior to effectiveness as described in paragraph
(a) above). Odyssey may not make more than one request for a Demand Registration during any six (6) month period.

     (c) EFFECTIVE REGISTRATION. A registration will not be deemed to have been effected as a Demand Registration unless and until it has been declared effective by the Commission and MLA has complied in all material respects with its obligations under this Agreement in connection therewith (and any underwriting agreement entered into with respect thereto) unless failure to obtain effectiveness is due to acts or omissions to act by Odyssey; PROVIDED that if, after it has become effective, the offering of securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of such securities pursuant to the registration, such registration will be deemed not to have been effected as to the Shares subject to such stop order, injunction, other order, requirement or limitation unless such stop order, injunction, other order, requirement or limitation is rescinded or the issuance of such stop

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order, injunction, other order, requirement or limitation is imposed in response to an act or omission on the part of Odyssey. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected and such failure to have been effected is not the result of any act or omission of Odyssey, or (ii) with respect to an offering of Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act, the registration requested pursuant to this Section 2.1 does not remain effective for a period of at least twenty-four (24) months beyond the effective date thereof or, with respect to an underwritten offering of Registrable Securities, until ninety (90) days after the commencement of the distribution, then MLA shall continue to be obligated to effect such registration pursuant to this Section 2.1 and such registration shall not count toward the four Demand Registration requests permitted Odyssey pursuant to Section 2.1(b).

     (d) SELECTION OF UNDERWRITER. If Odyssey so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering, in which case Odyssey shall select one or more nationally recognized firms of investment bankers to act as the lead managing Underwriter or Underwriters in connection with such offering.

     SECTION 2.2. PIGGYBACK REGISTRATION. If, at any time, MLA proposes to file a registration statement with the Commission in connection with a public offering of any of its securities (other than (i) a registration statement on Form S-4 or S-8, or any similar form which is a successor to such Forms, or
(ii) a registration statement filed in connection with an exchange offer or an offering of securities solely to MLA's existing stockholders), that may be used for the registration of any of the Registrable Securities (a "Piggyback Registration Statement"), then MLA shall give written notice to Odyssey of such proposed filing at least thirty (30) days before the anticipated filing date of such Piggyback Registration Statement, offering Odyssey the opportunity to include in such Piggyback Registration Statement such amount of Registrable Securities as Odyssey may request. If Odyssey desires to have Registrable Securities registered under such Piggyback Registration Statement pursuant to this Section 2.2, Odyssey shall advise MLA thereof in writing within twenty
(20) days alter the date of its receipt of MLA's notice (which request shall set forth the amount of Registrable Securities for which registration is requested). Subject to Section 2.3, MLA shall include in any such Piggyback Registration Statement all Registrable Securities so requested by Odyssey to be included. No registration effected pursuant to a request or requests referred to in this Section 2.2 shall be deemed to have been effected pursuant to
Section 2.1 or to otherwise relieve MLA of its obligations to effect Demand Registrations pursuant to this Agreement. MLA shall have the right to discontinue, without liability to Odyssey, any registration under this Section
2.2 at any time prior to the effective date of such registration if the registration of other securities giving rise to such registration is discontinued, but no such discontinuation shall preclude an immediate or subsequent request for registration pursuant to Section 2.1.

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     SECTION 2.3.  ALLOCATION OF SECURITIES INCLUDED IN REGISTRATION STATEMENTS.

     (a) In the case of a Demand Registration pursuant to Section 2.1 that is underwritten, if the managing Underwriter(s) of such offering shall advise MLA and Odyssey, in writing, that (i) the total amount of securities requested to be included therein creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or (ii) the number of securities proposed to be registered exceeds the amount of securities that can be reasonably sold in such offering, MLA shall include in such registration: (A) first, all Registrable Securities requested by Odyssey to be included in such registration pursuant to Section 2.1 (unless such amount exceeds the maximum amount which such Underwriter advises can be sold, in which case MLA shall include in such registration such maximum amount), and (B) second, according to such priorities as MLA may agree with the holders of other securities seeking to participate in such registration pursuant to provisions of registration rights permitted by Section 2.4 hereof. In the case of a Demand Registration pursuant to Section 2.1 that is not underwritten, no Person, including MLA, shall be permitted to include securities in such registration unless (and then only to the extent that) Odyssey consents to such inclusion.

     (b) In the case of any underwritten registration with respect to which Odyssey has requested to include Registrable Securities pursuant to Section 2.2, if the managing Underwriter(s) of such offering shall advise MLA and Odyssey, in writing, that (i) the inclusion in such registration of some or all of the Registrable Securities sought to be included by Odyssey and the other securities sought to be registered creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or (ii) the number of securities to be registered exceeds the amount of securities that can be reasonably sold in such offering, then (A) securities being offered directly by MLA on a primary basis and any securities being registered pursuant to any demand registration rights shall first be included in such registration, and (B) the number of securities sought to be registered for Odyssey and all other Persons exercising piggy-back registration rights with respect to such registration shall be reduced PRO RATA (based upon the percentage of securities requested to be included in such registration by Odyssey and such other holders of piggyback registration rights) or, as applicable, in such other proportions as contemplated by the Stockholders' Agreement, before any securities held by any other Persons are included in such registration.

     SECTION 2.4. REGISTRATION RIGHTS TO OTHERS. If MLA shall at any time provide to any Person rights with react to the registration of any securities of MLA under the Securities Act, such rights shall not be in conflict with the rights provided to Odyssey in this Agreement or the Stockholders' Agreement.

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                          ARTICLE III
                    REGISTRATION PROCEDURES

     SECTION 3.1 FILINGS; INFORMATION. Whenever MLA is required to effect or cause the registration of Registrable Securities pursuant to Article II hereof, MLA will use its reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

     (a) MLA will as expeditiously as possible (and in no event more than forty-five (45) days from the date of receipt of written request from Odyssey pursuant to Section 2.1(a) to register Registrable Securities) prepare and file with the Commission a registration statement on Form 5-3 (if use of such form is then available to MLA pursuant to the rules of the Commission and, if not, on such other form promulgated by the Commission for which MLA then qualifies and which counsel for MLA shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of disposition of such Registrable Securities), and use commercially reasonable efforts to cause such filed registration statement to become and remain effective (pursuant to Rule 415 under the Securities Act or otherwise), and MLA will as expeditiously as possible prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than: (i) twenty four (24) consecutive months, or (ii) with respect to an underwritten offering of Registrable Securities, ninety (90) days after the commencement of the distribution of all Registrable Securities covered by such registration statement (or, in each case, for such shorter period as in which all Registrable Securities covered by such registration statement have been sold in accordance with the intended method of distribution thereof or in which all Registrable Securities covered by such registration statement and remaining unsold thereunder may be sold in a single transaction or contemporaneous transactions in compliance with Rule 144 under the Securities Act, but in no event before the expiration of the period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Odyssey set forth in such registration statement.

     (b) MLA will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to (i) Odyssey, (ii) one firm of counsel representing Odyssey, and (iii) each Underwriter, if any, of the Registrable Securities covered by such registration statement, copies of such registration statement as proposed to be filed, together with all exhibits thereto and all documents incorporated by reference therein, which documents will be subject to review and approval by the foregoing, and thereafter furnish to Odyssey, its counsel and each Underwriter, if any, for theft review and comment, such number of copies of such registration statement, each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents or information as Odyssey, its counsel or each Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities.

     (c) After the filing of the registration statement, MLA will promptly notify odyssey of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (d) MLA will use its reasonable efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as Odyssey may reasonably (in light of Odyssey's intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of MLA, and do any and all other acts and things that may be reasonably necessary or advisable to enable Odyssey to consummate the disposition of the Registrable Securities; PROVIDED that MLA will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent or subject itself to general service of process in any such jurisdiction.

     (e) MLA will immediately notify Odyssey upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the Commission or any other federal or state governmental authority for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related prospectus or such other documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to

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state any material fact required to be stated therein or necessary to make the statements therein, in the Light of the circumstances under which they were made, not misleading; and (vi) MLA's reasonable determination that a post-effective amendment to the registration statement would be appropriate; and MLA will promptly make available to Odyssey any such supplement or amendment to the prospectus.

     (f) MLA will enter into customary agreements (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to MLA) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and Odyssey may, at its option, require that any or all of the representations, warranties and covenants of MLA to or for the benefit of such Underwriters contained in any such underwriting agreement shall also be made to and for the benefit of Odyssey.

     (g) MLA will make available to Odyssey (and will deliver to its counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and MLA, its counsel or auditors, and will also make available for inspection by Odyssey, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by Odyssey or such Underwriter (collectively, the "Inspectors") all financial and other records, pertinent corporate documents and properties of MLA (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause MLA's officers and employees to supply all information reasonably requested by any Inspector in connection with such registration statement. Records which MLA reasonably determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; PROVIDED that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide MLA with prompt notice of any such request or requirement so that MLA may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, PROVIDED FURTHER, that if failing the entry of a protective order or the waiver by MLA permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose.

     (h) MLA will furnish to Odyssey and to each Underwriter, if any, a signed counterpart, addressed to Odyssey or such Underwriter, of (1) an opinion or opinions of counsel to MLA, and (2) a comfort letter or comfort letters from MLA's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as Odyssey or the managing Underwriter reasonably requests.

     (i) MLA will otherwise comply with all applicable rules and regulations of the Commission including, without limitation, compliance with applicable reporting requirements under the Exchange Act, and will make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     (j) MLA will (i) if MLA's common stock shall be listed on the New York Stock Exchange or the American Stock Exchange (each, an "Exchange"), use commercially reasonable efforts to cause all such Registrable Securities to be listed on such Exchange at the time of effectiveness of such registration statement (if the listing of such Registrable Securities is then permitted under the rules of such Exchange) and, if not, (ii) use commercially reasonable efforts to (A) cause all such Registrable Securities covered by such registration statement to be listed on an Exchange or (13) secure designation of all such Registrable Securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission and, in the case of clause (13), to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD.

     (k) MLA will (i) appoint a transfer agent and registrar, (ii) obtain a CUSIP number and (iii) prepare certificates eligible for (A) trading on the Exchange or system on which the Registrable Securities will be traded pursuant to paragraph (j) above and (B) deposit with the Depository Trust Company, for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

     (l) In connection with an underwritten offering, MLA will participate, to the extent reasonably requested by the managing Underwriter or Odyssey, in customary efforts to sell the securities under the offering including, without limitation, participating in "road shows".

     MLA may require Odyssey to promptly furnish in writing to MLA such information regarding the distribution of the Registrable Securities as MLA may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD. If Odyssey fails to provide such information requested in connection with such registration within twenty (20) Business
Days after receiving such written request, then MLA may cease pursuit of such registration, and the Demand Registration request in respect of which such registration was being pursued shall count toward the limit of four Demand Registration requests permitted pursuant to Section 2.1 hereof.

     Odyssey agrees that, upon receipt of any notice from MLA of the happening of any event of the kind described in Section 3.1(e) hereof, Odyssey will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Odyssey's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3.1(e) hereof and, if so directed by MLA, Odyssey will deliver to MLA all copies, other than permanent file copies then in Odyssey's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event MLA shall give such notice, MLA shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when MLA shall make available to Odyssey a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

     SECTION 3.2. REGISTRATION EXPENSES. In connection with any registration hereunder, MLA shall pay the following costs and expenses: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) word processing and printing expenses, (iv) MLA's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) transfer agent fees, (vii) reasonable fees and disbursements of counsel for MLA and customary fees and expenses for independent certified public accountants retained by MLA (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof), (viii) the fees and expenses of any special experts retained by MLA in connection with such registration, and (ix) the reasonable fees and expenses of one firm of counsel for Odyssey retained by Odyssey with respect to any Demand Registration. MLA shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or the cost of any special audit required by Odyssey, such costs to be borne by Odyssey.

                           ARTICLE IV
                INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. INDEMNIFICATION BY MLA. MLA agrees to indemnify and hold harmless Odyssey, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person, if any, who controls Odyssey within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Odyssey Indemnified Persons"), from and against any loss, claim, damage, liability, fee, cost or expense (collectively, "Damages"), joint or several, and any action in respect thereof to which any Odyssey Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or any prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to MLA by Odyssey expressly for use therein, and shall reimburse such Odyssey Indemnified Person for any legal and other expenses reasonably incurred by such Odyssey Indemnified Person in investigating or defending or preparing to defend against any such Damages or proceedings; PROVIDED, HOWEVER, that MLA shall not be liable to Odyssey to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) Odyssey failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by Odyssey to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission; PROVIDED FURTHER, HOWEVER, that MLA shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in any prospectus if (x) such untrue statement or omission or alleged omission is corrected in an amendment or supplement to such prospectus, and (y) having previously been furnished by or on behalf of MLA with copies of such prospectus as so amended or supplemented, Odyssey thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Damages arise. MLA also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person or entity who controls such Underwriters on customary terms.

     SECTION 4.2. INDEMNIFICATION BY ODYSSEY. Odyssey agrees to indemnify and hold harmless MLA, its partners, Affiliates, officers, directors, employees and duly authorized agents and each Person or entity, if any, who controls MLA within the meaning of Section

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15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person, to the same extent as the foregoing indemnity from MLA to Odyssey, but only with reference to information related to Odyssey or its plan of distribution furnished in writing by Odyssey or on Odyssey's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any prospectus. In case any action or proceeding shall be brought against MLA or its partners, Affiliates, officers, directors, employees or duly authorized agents or any such controlling Person in respect of which indemnity may be sought against Odyssey, Odyssey shall have the rights and duties given to MLA, and MLA or its partners, Affiliates, officers, directors, employees or duly authorized agents, or such controlling Person shall have the comparable rights and duties given to Odyssey by Section 4.1. Odyssey also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters, with reference to the same information as to which it agrees to indemnify MLA referenced above, on customary terms. MLA shall be entitled to receive indemnities on customary terms from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

     SECTION 4.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any Person or entity in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section
4.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to receive such notice, the indemnification provided for in Section 4.1 or 4.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; PROVIDED, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2. If any such claim or action shall be brought against an Indemnified Party, and such Indemnified Party shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate in defending against such claim or action and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the

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

defense thereof other than reasonable costs of investigation; PROVIDED that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of MLA and Odyssey, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

     SECTION 4.4.  CONTRIBUTION. If the indemnification provided for in this
Article IV is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between MLA and Odyssey on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by MLA and Odyssey on the one hand and the Underwriters on the other from the offering of securities related thereto, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of MLA and Odyssey on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between MLA on the one hand and Odyssey on the other, in such proportion as is appropriate to reflect the relative fault of MLA and of Odyssey in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of MLA and Odyssey on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by MLA and Odyssey or by the

Underwriters. The relative fault of MLA on the one hand and of Odyssey on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     MLA and Odyssey agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, Odyssey shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of Odyssey were sold to the public (less underwriting discounts and commissions) exceeds the amount of any Damages which Odyssey has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                           ARTICLE V
                         MISCELLANEOUS

     SECTION 5.1. TERM. The registration rights provided to Odyssey hereunder shall terminate on the tenth anniversary of the date hereof; PROVIDED, HOWEVER, that the provisions of Article IV hereof shall survive any termination of this Agreement.

     SECTION 5.2. RULES 144 AND 144A. MLA covenants that, from such time as it is required to File reports pursuant to Section 13 or 15 of the Exchange Act, it will file all reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as Odyssey may reasonably request, all to the extent required from time to time to enable Odyssey to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 or Rule 144A thereunder, as such Rules may be amended from time to time, or any similar rules or regulation hereafter adopted by the Commission. Upon the request of Odyssey, MLA will deliver to Odyssey a written statement as to whether it has complied with such requirements.

     SECTION 5.3. RESTRICTIONS ON SALE BY MLA AND OTHERS. MLA agrees and it shall use its best efforts to cause each Person (other than Odyssey and its designees) that is an officer, director, 10% or greater stockholder or is otherwise an affiliate (within the meaning of Rule 405 under the Securities
Act) of MLA to agree (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) day period prior to, and during the 180 day period beginning on, the effective date of any registration statement (except as part of such registration statement) until all of the Registrable Securities offered thereby have been sold if, and to the extent, reasonably requested by the managing Underwriter or Underwriters, and (ii) to use commercially reasonable efforts to ensure that any agreement entered into after the date hereof shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act; PROVIDED, HOWEVER, that the provisions of this Section 5.3 shall not prevent
(x) the conversion or exchange of any securities pursuant to their terms into or for other securities or (y) the issuance of any securities to employees of MLA or pursuant to any employee plan.

     SECTION 5.4. AMENDMENT; MODIFICATIO; WAIVER. This Agreement may not be amended, altered or modified except by written instrument executed by all of the parties hereto. Any provision of this Agreement may be waived, PROVIDED that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. No failure or delay on the part of any or all of the parties hereto in exercising any right, power, or privilege hereunder, and no course of dealing between the parties, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude the simultaneous or later exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any or all of the parties would otherwise have.

     SECTION 5.5. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Odyssey may assign its rights under this Agreement without the consent of MLA, provided that MLA shall have the right to require any such assignee to execute a counterpart of this Agreement as a condition to recognizing such assignee's claim to any rights hereunder. This Agreement, together with the Stockholders' Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     SECTION 5.6. SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     SECTION 5.7. NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) If to Odyssey, to: Odyssey Partners, L.P., 31 West 52nd Street, New York, New York 10019;
Telecopier: (212) 708-0750; Attn: Mr. Stephen Berger; with a copy (which shall not constitute notice) to: Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153; Telecopier: (212) 310-8007; Attn: Simeon Gold, Esq.; and
(ii) if to MLA, to: Maple Leaf Aerospace, Inc., 11535 East Pine Street, Tulsa, Oklahoma 74136; Telecopier: (918) 234-7744; Attn: President/CEO. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile (with customary confirmation of receipt). Notice otherwise sent as provided herein shall be deemed given on the third Business Day following the date mailed or on the second Business Day following delivery of such notice by a reputable air courier service.

     SECTION 5.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

     SECTION 5.9. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

     SECTION 5.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

     SECTION 5.11. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     SECTION 5.12. REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                                             MAPLE LEAF AEROSPACE, INC


                                             By: /s/ Quentin P. Bourjeaurd
                                                -----------------------------
                                                Quentin P. Bourjeaurd
                                                President


                                             ODYSSEY



                                             By: /s/  Stephen Berger
                                                -----------------------------
                                                Stephen Berger,
                                                a general partner

                         MAPLE LEAF AEROSPACE, INC.
                          11535 East Pine Street
                           Tulsa, Oklahoma 74136



                             November 7, 1996



Mr. Richard P. Small                   Mr. Stephen Berger
R.P. Small Corp.                       Odyssey Partners, L.P.
7434 South Gary                        31 West 52nd Street
Tulsa, Oklahoma 74136                  New York, New York 10019

Gentlemen:

     Reference is made to that certain Registration Rights Agreement dated as of November 7, 1996 (the "Agreement") between Maple Leaf Aerospace, Inc. ("MLA") and Odyssey Partners, L.P. ("Odyssey"), a copy of which is attached hereto. Except as otherwise stated, capitalized terms shall have the meaning provided in the Agreement

     This letter will confirm our agreement that shares of common stock of MLA owned by R.P. Small Corp., an Illinois corporation ("RPS"), shall have the same piggyback registration rights and shall receive the same notices from MLA with respect to such piggyback registration rights as granted to Odyssey pursuant to
Section 2.2 of the Agreement (as qualified by Section 2.3(b) thereof); provided that RPS shall comply with all agreements, covenants and obligations of, be subject to the same costs, liabilities and indemnities as, and have the same rights and privileges as, Odyssey with respect to such registrations as set forth in Sections 2.2, 2.3, and 2.4 and Articles III, IV and V of the Agreement.

     In addition, this letter will confirm Odyssey's agreement pursuant to
Article VI(c) of the Stockholders' Agreement to allow Registrable Securities owned by RPS to be included, on a PRO RATA basis with Odyssey, in Demand Registrations initiated by Odyssey, subject to the agreements, qualifications and limitations relating thereto set forth in such Article VI(c).

     This letter (i) may be executed in multiple counterparts, (ii) may only be amended pursuant to a writing executed by each of the undersigned, and (iii) shall be governed by and construed in accordance with the laws of the state of Delaware.

     If you are in agreement with the foregoing, kindly execute this letter in the space provided below and return a copy to us.


                                       MAPLE LEAF AEROSPACE, INC.



                                       By: /s/ QUENTIN P. BOURJEAURD
                                          -------------------------------------
                                          Quentin P. Bourjeaurd, President




Accepted and Agreed                    Accepted and Agreed
as of November 7, 1996                 as of November 7, 1996

R. P. SMALL CORP.                      ODYSSEY PARTNERS, L.P.


By: /s/ RICHARD P. SMALL               By: /s/ STEPHEN BERGER
   -----------------------------          --------------------------------------
   Richard P. Small, President            Stephen Berger, Partner


GGR/ghs
Enclosure